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                                            May 21, 1999

barnesandnoble.com inc.
76 Ninth Avenue, 11th Floor
New York, New York 10011

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1, File No. 333-64211 (the "Registration Statement"), filed by barnesandnoble.com inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended, 25,000,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock").

         As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion.

         Upon the basis of such examination, we advise you that in our opinion the Class A Common Stock to be sold by the Company to Goldman, Sachs & Co., Merrill Lynch & Co., Salomon Smith Barney and Wit Capital Corporation (the "Underwriters"), if and when paid for and issued in accordance with and subject to the terms and conditions of the underwriting agreement between the Company and the Underwriters in the form of Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under "Validity of Class A Common Stock" which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

                                Very truly yours,

                                /S/ Robinson Silverman Pearce Aronsohn &
                                    Berman LLP